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Benessere Capital Acquisition Corp.

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Benessere Capital Acquisition Corp. Announces Adjournment of the Special Meeting of Stockholders for Approving an Extension of the Deadline Related to Consummating its Initial Business Combination

NEW YORK, January 5, 2022 /PRNewswire/ — Benessere Capital Acquisition Corp. (Nasdaq: BENE, BENEU, BENEW, and BENER) (“Benessere” or the “Company”) today announced that the Company’s stockholders have voted to adjourn the special stockholders’ meeting for the consideration of extending the date by which the Company must consummate a business combination from January 7, 2022 to July 7, 2022 (the “Proposed Extension”) to Friday, January 7, 2022. Upon stockholders’ approval of the adjournment, the Company’s board of directors has determined to adjourn the special meeting of its stockholders to vote on the Proposed Extension to 10 a.m. Eastern Time on Friday, January 7, 2022.

The record date for the stockholders’ meeting to vote on the Proposed Extension remains the close of business on December 8, 2021 (the “Record Date”). Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. Stockholders may vote online at www.cstproxyvote.com, by telephone at 1 (877) 787-9239, or by mail, simply by following the instructions on their provided proxy card. Votes will be accepted up to and during the adjourned meeting.

If stockholders have any questions or need assistance in identifying the 12-digit meeting control number or any other matter please call the Company’s proxy solicitor, Morrow Sodali, at (800) 662-5200 (toll free) or by email at BENE.info@investor.morrowsodali.com.

In connection with the adjourned date, the Company has extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Proposed Extension to 5:00 p.m. Eastern Time on Wednesday, January 5, 2022. Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled meeting by requesting that the transfer agent return such shares.

If the Extension Amendment is approved and the Extension is implemented, the Company’s sponsor and eCombustible Energy LLC (“eCombustible”), with whom the Company entered into a merger agreement on November 23, 2021, will contribute to the Company’s trust account an aggregate amount equal to $0.20 per share of Class A common stock issued in the Company’s initial public offering that is not redeemed in connection with the stockholder vote to approve the Extension Amendment. Such contributions will be made as a loan that will not accrue interest and will be repayable to the sponsor, eCombustible, or their respective designees upon the consummation of an initial business combination. The Contribution will increase the pro rata portion of the funds available in the Company’s trust account in the event of the consummation of an initial business combination or liquidation from approximately $10.15 per share to approximately $10.35 per share.

About Benessere

Benessere is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Benessere’s strategy is to identify and complete business combinations with technology-focused middle market and emerging growth companies in North, Central and South America. For more information, please visit www.benespac.com.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.